                                                                  EXHIBIT 99.9

                           ADMINISTRATION AGREEMENT


     Agreement dated as of January 11, 1994 between State Street Bank and Trust Company, a Massachusetts trust company (the "Bank") and W.P. Stewart & Co. Growth Fund, Inc., a Maryland corporation (the "Fund").

     WHEREAS, the Bank provides certain administrative and other services to investment companies and others; and

     WHEREAS, the Fund desires to retain the Bank to render certain administrative and other services with respect to the Fund and the Bank is willing to render such services on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto agree as follows:

1.   Appointment of Bank

     The Fund hereby appoints the Bank to act as administrator with respect to the Fund for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services stated herein and to provide the office facilities and the personnel required by it to perform such services. In connection with such appointment, the Fund will deliver to the Bank copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

     A. Certified copies of the Articles of Incorporation and By-Laws of the Fund as presently in effect and as amended from time to time;

     B. The Fund's most recent registration statement on Form N-1A as filed with, and declared effective by, the U.S. Securities and Exchange Commission, and all amendments thereto;

     C. Each resolution of the Board of Directors of the Fund authorizing the original issue of its shares;

     D. Certified copies of the resolutions of the Fund's Board of Directors authorizing: (1) this Agreement, (2) certain officers of the Fund to give instructions to the Bank pursuant to this Agreement and (3) certain officers and employees of the Fund to sign checks and pay expenses on behalf of the Fund, respectively;

     E. A copy of the Investment Advisor Agreement between the Fund and the Advisor;

     F. A copy of the Custodian Contract between the Fund and its custodian;

     G. A copy of the Transfer Agency and Service Agreement between the Fund and its transfer agent; and

     H. Such other certificates, documents or opinions which the Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

2.   Representation and Warranties of the Bank

     The Bank represents and warrants to the Fund that:

     A. It is a Massachusetts trust company, duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts;

     B. It is duly qualified to carry on its business in the Commonwealth of Massachusetts;

     C. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

     D. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.   Authorized Shares

     The Fund certifies to the Bank that, as of the close of business on the date of this Agreement, the Fund is authorized to issue shares of common stock, and that it would initially offer shares in the authorized amounts as set forth in Schedule A attached hereto.

4.   Administration Services

     The Bank shall discharge the responsibilities set forth in Schedule B and Schedule B-2 hereof subject to the control of the Fund in accordance with procedures established from time to time between the Fund and the Bank.

     It is the responsibility of the Fund and/or its legal counsel and accountants to notify the Bank in a timely manner of any change to any rule, regulation, law or statute that will affect the services to be provided hereunder. The Bank and the Fund agree that all services provided hereunder are subject to review and correction by the Fund's accountants and/or legal counsel and the services provided by Bank shall not constitute the practice of public accountancy or law.

5. Services to be Obtained by the Fund

     The Fund shall provide for any of its own:

     A. Organizational expenses;

     B. Services of an independent accountant;

     C. Services of outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company, and other reports and materials prepared by the Bank under this Agreement);

     D. Any services contracted for by the Fund directly from parties other than the Bank;

     E. Trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund;

     F. Investment advisory services;

     G. Taxes, insurance premiums and other fees and expenses applicable to its operation;

     H. Costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the preparation, printing and mailing of any proxy materials;

     I. Administration of and costs incidental to Directors' meetings, including fees and expenses of Directors;

     J. The salary and expenses of any officer or employee of the Fund;

     K. Costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto, and shareholder reports;

     L. All applicable registration fees and filing fees required under the securities laws of the United States and state regulatory authorities;

     M. Preparation and filing of the Fund's tax returns, Form N-1A, Annual Report and Semi-Annual Report on Form N-SAR, and all notices, registrations and amendments associated with applicable tax and securities laws of the United States and state regulatory authorities; and

     N. Fidelity bond and directors' and officers' liability insurance.

6.   Fees

     The Bank shall receive from the Fund such compensation for the Bank's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties hereto and initially set forth herein in Schedule C attached hereto. In addition, the Bank shall be reimbursed by the Fund for the out-of-pocket costs incurred in connection with this Agreement.

7.   Instructions

     At any time the Bank may apply to any officer of the Fund for instructions and my consult with legal counsel for the Fund, or the outside counsel for the Fund or the auditors for the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement. The Bank shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in good faith in reliance upon such instructions or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund.

8.   Limitation of Liability and Indemnification

     a. The Bank shall be responsible for the performance of only such duties as are set forth herein and shall have no responsibility for the actions or activities of any other party including other service providers. The Bank shall have no liability for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless caused by or resulting from the negligence or willful misconduct of the Bank, its officers or employees. In any event, the Bank's liability shall be limited to its total annual compensation to be earned or earned and fees paid hereunder during the preceding twelve months or, in the absence of a twelve months history under this Agreement, the Bank's scheduled compensation to be earned in a twelve month period for any liability or loss suffered by Fund including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or ruling.

     b. The Fund shall indemnify and hold the Bank harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by the Bank resulting from any claim, demand, action or suit in connection with the Bank's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been executed by a duly authorized officer of the Manager or of the Fund, provided that this indemnification shall not apply to actions or omissions of the Bank, its officers or employees in cases of its or their own negligence or willful misconduct.

     c. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Bank or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless the Fund shall have specifically authorized the retaining of such counsel.

     d. The indemnification contained herein shall survive the termination of this Agreement.

     e. This Section 8 shall not apply with respect to services covered by the Custodian Contract or the Transfer Agency and Service Agreement.

9.   Confidentiality

     The Bank agrees that, except as otherwise required by law, it will keep confidential the terms of this Agreement, all records and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

10.  Compliance with Governmental Rules and Regulations

     The Fund assumes full responsibility for complying with all applicable requirements of the Investment Company Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and the Internal Revenue Code of 1986, all as amended, and any laws, rules and regulations issued thereunder.

     The Bank shall maintain and preserve for the periods prescribed such records relating to the services to be performed by the Bank under this Agreement as are required pursuant to the Investment Company Act. All such records shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the agreement or otherwise on written request. Records shall be surrendered in usable machine-readable form.

11.  Status of the Bank

     The services of the Bank to the Fund are not to be deemed exclusive, and the Bank shall be free to render similar services to others. The Bank shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

12.  Printed Matter

     Neither party shall publish or circulate any printed matter which contains any reference to the other party without such party's prior written approval. The Fund may circulate such printed matter as refers in accurate terms to the Bank's appointment hereunder provided that the Bank is given a copy of such material prior to its first use.

13.  Term, Amendment and Termination

     This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall remain in effect for a period of one year from the date the Fund first accepts money for investment, and shall automatically continue in effect thereafter with respect to the Fund unless terminated by a party at the end of such period or otherwise on thirty
(30) days' prior written notice. Upon termination of this Agreement, the Fund shall pay to the Bank such compensation as may be due under the terms hereof as of the date of such termination including reasonable out-of-pocket expenses associated with such termination.

14.  Notices

     Any notice or other communication authorized or required by this Agreement to be given to any party mentioned herein shall be sufficiently given if addressed to such party and mailed postage prepaid or delivered to its principal office.

15.  Non-Assignability

     This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other parties.

16.  Successors

     This Agreement shall be binding on and shall inure to the benefit of the Fund and the Bank and their respective successors.

17.  Entire Agreement

     This Agreement (and any Compliance Manual and Fund Profile as may be prepared by the Bank and approved in writing by the Fund) contains the entire understanding between the parties hereto and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing. This Agreement cannot be modified or terminated except in accordance with its terms or by a writing signed by all parties.

18.  Governing Law

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

                                     W.P. STEWART & CO. GROWTH FUND, INC.

                                     By: /s/ KEVIN S. AARONS
                                     Name:   Kevin S. Aarons
                                     Title:  Attorney-in-Fact

                                     STATE STREET BANK AND TRUST COMPANY

                                     By: /s/ RONALD E. LOGUE
                                     Name:   Ronald E. Logue
                                     Title:  Executive Vice President

                                   SCHEDULE A

                                       TO

                             ADMINSTRATION AGREEMENT


                  Fund                                    Authorized Shares
                  ----                                    -----------------
W.P. Stewart & Co. Growth Fund, Inc.                          100,000,000

                                   SCHEDULE B

                                       TO

                            ADMINISTRATION AGREEMENT

Services Provided by the Bank:

     (a) Oversee the determination and publication of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board of Directors;

     (b) Oversee the maintenance of certain books and records of the Fund as required under Rule 31a-I(b) (4) of the Investment Company Act of 1940;

     (c) Prepare the Fund's federal, state and local income tax returns for review by the Fund's independent accountants and filing by the Fund treasurer;

     (d) Review the appropriateness of and arrange for payment of the Fund's expenses;

     (e) Prepare for review and approval by officers of the Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

     (f) Prepare for review by an officer of and counsel for the Fund the Fund's periodic financial report required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and Form N-1A and such other reports, forms or filings, as may be mutually agreed upon;

     (g) Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise appropriately prepared by the Fund's investment adviser, custodian, counsel or auditors;

     (h) Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request or deems appropriate;

     (i) Make such reports and recommendations to the Board concerning the performance and fees of the Fund's custodian and transfer and dividend disbursing agent as the Board may reasonably request or deems appropriate;

     (j)  Oversee and review calculations of fees paid to the

          Manager, the investment adviser, the custodian, and the transfer agent;

     (k) Consult with the Fund's officers, independent accountants, legal counsel, custodian and transfer and dividend disbursing agent in establishing the accounting policies of the Fund;

     (l) Review implementation of any dividend reinvestment programs authorized by the Board of Directors;

     (m) Respond to or refer to the Fund's officers or transfer agent, shareholder inquiries relating to the Fund.

     (n) Provide periodic testing of portfolios to assist the Fund's advisor in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the Investment Company Act and Fund prospectus limitations as may be mutually agreed upon.

     Certain details of the scope of the Bank services hereunder may be documented in the Compliance Manual and Fund Profile as amended from time to time.

                                  SCHEDULE B-2

                           REGISTRATION OF FUND SHARES
                      WITH STATE SECURITIES ADMINISTRATORS

If requested by the Fund, the Bank will prepare required documentation and register Fund shares in accordance with the securities laws of each state or jurisdiction in which Fund shares are offered or sold as determined by the Fund. The registration services shall consist of the following:

     1. Filing of Fund initial registration statements and amendments thereto (N-1A);

     2.   Amending state registration statements as required;

     3. Filing on behalf of the Fund, Fund sales reports and advertising literature where applicable;

     4. Payment at the expense of the Fund of all Fund state registration and filing fees;

     5. Filing post effective amendments to the prospectuses and statements of additional information (SAI);

     6. Filing of annual reports, supplements and stickers, and proxy statements; and

     7. The performance of additional services which the Bank and the Manager may agree upon in writing.

Unless otherwise noted in writing by the Bank, registration services by the Bank shall not include determining the availability of institutional exemptions under a state's blue sky law. Any such determination shall be made by the Manager or its legal counsel. In connection with the services describe herein, the Manager shall cause the Fund to issue in favor of the Bank a power of attorney to register Fund shares on behalf of the Fund, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of _________________________ , 1994 that W.P. Stewart & Co. Growth Fund, Inc. (the "Fund") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Bank") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF FUND SHARES. The power to register shares of the Fund in each jurisdiction in which Fund shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Fund applications, including without limitation, applications to register shares, to register agents, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgement of the Bank in connection with the registration of Fund shares.

2. CHECKS. The power to draw, endorse, and deposit checks in the name of the Fund in connection with the registration of Fund shares with state Securities administrators.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by Bank of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Bank as or otherwise authorize the Bank to act as an officer, director, or employee of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

W.P. Stewart & Co. Growth Fund, Inc.

By:__________________________________

Name:________________________________

Title:_______________________________

                       STATE STREET BANK AND TRUST COMPANY

                               FUND ADMINISTRATION

--------------------------------------------------------------------------------
I. Fund Administration Services
--------------------------------------------------------------------------------

                                              Annual Fee
   Average Assets                   Expressed in Basis Points: 1/100 of 1%
   --------------                   --------------------------------------
                                            Sub-Administration

   First $125 Million/Fund                            8
   Next $125 Million/Fund                             6
   Thereafter                                         4
   Minimum/Fund                                    $65,000


--------------------------------------------------------------------------------
II.  Multiple Classes of Shares
--------------------------------------------------------------------------------

     An additional $10,000 annual fee will be applied for each class of shares, excluding the initial class of shares, if more than one class of share is operational in a fund.

--------------------------------------------------------------------------------
III. Blue Sky Administration Services
--------------------------------------------------------------------------------

     A fee of $5,000 for each portfolio of a series and $4,000 for each class of shares, excluding the initial class of shares, if more than one class of shares is operational in a fund plus $50 per state per portfolio registered.

--------------------------------------------------------------------------------
IV. Out-Of-Pocket Expenses - Include, But May Not Be Limited To:
--------------------------------------------------------------------------------

    - Printing for shareholder reports and SEC filings
    - Legal fees, audit  fees and other professional fees
    - Portage, telephone, fax, and  photocopying
    - Supplies related to Fund records
    - Travel and lodging for Board and Operations meetings
    - Advertised Yields and Total Returns $300 per Fund, per month
    - Preparation of financials other than Annual, Semi-Annual and Quarterly Board Report - $3,000 per financial report.

--------------------------------------------------------------------------------
V.    Special Arrangements
--------------------------------------------------------------------------------

     Fees for activities of non-recurring nature such as fund consolidation or reorganizations, and/or preparation of special reports will be subject to negotiation.

--------------------------------------------------------------------------------

W.P. STEWART & CO. GROWTH FUND, INC.   STATE STREET BANK & TRUST COMPANY

By:__________________________________  By:__________________________________

Title:_______________________________  Title:_______________________________

Date:_______________________________   Date:________________________________

--------------------------------------------------------------------------------

                    TRANSFER AGENCY AND SERVICE AGREEMENT

                                    between

                      W.P. STEWART & CO. GROWTH FUND, INC.

                                      and

                      STATE STREET BANK AND TRUST COMPANY

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Article 1     Terms of Appointment; Duties of the Bank ..................... 1

Article 2     Fees and Expenses ............................................ 5

Article 3     Representations and Warranties of the Bank ................... 6

Article 4     Representations and Warranties of the Fund ................... 6

Article 5     Data Access and Proprietary Information ...................... 7

Article 6     Indemnification .............................................. 9

Article 7     Standard of Care .............................................12

Article 8     Covenants of the Fund and the Bank ...........................12

Article 9     Termination of Agreement .....................................14

Article 10    Assignment ...................................................14

Article 11    Amendment ....................................................15

Article 12    Massachusetts Law to Apply ...................................15

Article 13    Force Majeure ................................................15

Article 14    Consequential Damages ........................................15

Article 15    Merger of Agreement ..........................................15

Article 16    Counterparts .................................................16

                     TRANSFER AGENCY AND SERVICE AGREEMENT

     AGREEMENT made as of the 11th day of January, 1994, by and between W.P. STEWART & CO. GROWTH FUND, INC., a Maryland corporation, having its principal office and place of business at 527 Madison Avenue, 21st Floor, New York, New York, 10022-4212 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

     WHEREAS, the Fund desires to appoint the Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1  Terms of Appointment; Duties of the Bank

     1.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the Fund's authorized and issued shares of its common stock, $0.001 par value, ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund, including without limitation any periodic investment plan or periodic withdrawal program.

     1.02 The Bank agrees that it will perform the following services:

     (a) In accordance with procedures established from time to time by agreement between the Fund and the Bank, the Bank shall:

       (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Articles of Incorporation of the Fund (the "Custodian");

       (ii) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

       (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

       (iv) In respect to the transactions in items (i), (ii) and (iii) above, the Bank shall execute transactions directly with broker-dealers authorized by the Fund who shall thereby be deemed to be acting on behalf of the Fund;

       (v) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

       (vi) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

       (vii) Prepare and transmit payments for dividends and distributions declared by the Fund;

       (viii) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Fund, and the Bank, at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

       (ix) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

       (x) Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Bank shall also provide the Fund on a regular basis with the total number of shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Fund.

     (b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

     (c) In addition, the Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund's blue sky

State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

     (d) Procedures as to who shall provide certain of these services in Article I may be established from time to time by agreement between the Fund and the Bank per the attached service responsibility schedule. The Bank may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.

     (e) The Bank shall provide additional services on behalf of the Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund and the Bank.

Article 2 Fees and Expenses

     2.01 For the performance by the Bank pursuant to this Agreement, the Fund agrees to pay the Bank a monthly maintenance fee as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

     2.02 In addition to the fee paid under Section 2.01 above, the Fund agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund.

     2.03 The Fund agrees to pay all fees and reimburseable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

Article 3  Representations and Warranties of the Bank

     The Bank represents and warrants to the Fund that:

     3.01 It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

     3.02 It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

     3.03 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

     3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4  Representations and Warranties of the Fund

     The Fund represents and warrants to the Bank that:

     4.01 It is a corporation duly organized and existing and in good standing under the laws of Maryland.

     4.02 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

     4.03 All corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

     4.04 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

     4.05 A registration statement under the Securities Act of 1933, as amended is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

Article 5 Data Access and Proprietary Information

     5.01 The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Bank as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

       (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation;

       (b) to refrain from copying or duplicating in any way the Proprietary Information;

       (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions;

       (d) to refrain from causing or allowing third-party data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

       (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties;

       (f) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

     Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Article 5. The obligations of this Article shall survive any earlier termination of this Agreement.

     5.02 If the Fund notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank Shall endeavor in a timely manner to correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AVAILABLE BASIS. THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     5.03 If the transactions available to the Fund include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

Article 6 Indemnification

     6.01 The Bank shall not be responsible for, and the Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

     (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

     (b) The Fund's lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

     (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

     (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund.

     (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

     6.02 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal consul with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

     6.03 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Bank, the Bank shall promptly notify the fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The fund shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Bank except with the Fund's proper written consent.

Article 7 Standard of Care

     7.01 The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct of that of its employees.

Article 8 Convenants of the Fund and the Bank

     8.01 The Fund shall promptly furnish to the Bank the following:

     (a) A certified copy of the resolution to the Board of Directors of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

     (b) A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

     8.02. The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     8.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

     8.04 The Bank and the Fund agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     8.05 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 9 Termination of Agreement

     9.01 This Agreement may be terminated by either party upon thirty (30) days written notice to the other.

     9.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

Article 10 Assignment.

     10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

     10.02 This Agreement shall Inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     10.03 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(1)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(1) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Article 11 Amendment

     11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.

Article 12 Massachusetts Law to Apply

     12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

Article 13 Force Majeure.

     13.01 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, requirement or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes.

Article 14 Consequential Damages

     14.01 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

Article 15 Merger of Agreement

     15.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 16 Counterparts

     16.01 This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                        W.P. STEWART & CO. GROWTH FUND, INC.


                                        BY:  /s/  Kevin S. Aarons
                                             -----------------------------
                                                  Kevin S. Aarons
                                                  Attorney-in-Fact

ATTEST:

/s/  Sandra Vicente
------------------------------

                                        STATE STREET BANK AND TRUST COMPANY


                                        BY:  /s/  Ronald E. Logue
                                             -----------------------------
                                                  Executive Vice President

ATTEST:

/s/  Elizabeth Solomon
-------------------------------

                        STATE STREET BANK & TRUST COMPANY
                         FUND SERVICE RESPONSIBILITIES*


                                                         Responsibility
                                                     --------------------
Service Performed                                    Bank            Fund
-----------------                                    ----            ----

1.   Receives orders for the purchase of
     Shares.

2.   Issues Shares and hold Shares in
     Shareholders accounts.

3.   Receive redemption requests.

4.   Effect transactions 1-3 above
     directly with broker-dealers.

5.   Pay over monies to redeeming
     Shareholders.

6.   Effect transfers of Shares.

7.   Prepare and transmit dividends and
     distributions.

8.   Issue Replacement Certificates.

9.   Reporting of abandoned property.

10.  Maintain records of account.

11.  Maintain and keep a current and
     accurate control book for each
     issue of securities.

12.  Mail proxies.

13.  Mail Shareholder reports.

14.  Mail prospectuses to current
     Shareholders.

15.  Withhold taxes on U.S. resident and
     non-resident alien accounts.

16.  Prepare and file U.S. Treasury
     Department forms.

17.  Prepare and mail account and
     confirmation statements for
     Shareholders.

                                                         Responsibility
                                                     --------------------
Service Performed                                    Bank            Fund
-----------------                                    ----            ----

18.  Provide Shareholder account
     information.

19.  Blue sky reporting.


* Such services are more fully described in Article 1.02 (a), (b) and (c) of the Agreement.


                                        W.P STEWART & CO. GROWTH FUND, INC.

                                        BY:
                                             ----------------------------------

ATTEST:


------------------------------



                                        STATE STREET BANK AND TRUST COMPANY

                                        BY:
                                             ----------------------------------
                                             Executive Vice President

ATTEST:


------------------------------

--------------------------------------------------------------------------------
                       STATE STREET BANK AND TRUST COMPANY

                GLOBAL CLIENT SUPPORT - TRANSFER AGENT OPERATIONS
                              STANDARD FEE SCHEDULE
--------------------------------------------------------------------------------

ITEM DESCRIPTION:                                                  PRICE:

     Trade Processing         -     Manual                         $4.80
     (Per Trade)              -     Automated                      $2.00

     Monthly Maintenance Fee                                   $2,500.00
     (Per Fund)

     Wires                    -     Incoming                       $6.25
     (Per Wire)               -     Outgoing                       $6.00

Out of Pocket Expenses billed to client which include but is not limited to: custom system enhancements, communication, and mailing costs.

--------------------------------------------------------------------------------